UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
February 17, 2021

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

8 Union Square South, Suite 2A

New York, NY 10003

Address of principal executive offices

212-739-7650

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2021, Gaucho Group Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Kingswood Capital Markets, division of Benchmark Investments, Inc. (“Kingswood”), in connection with the offer and sale of 1,333,334 units (the “Units”) at a public offering price of $6.00 per Unit (the “Offering”), with each Unit consisting of (i) one share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and (ii) one common stock purchase warrant (the “Warrants”), which are each exercisable for one share of Common Stock at $6.00 per share for eighteen months following the date of issuance. Pursuant to the Underwriting Agreement, the Company granted Kingswood an over-allotment option exercisable for 45 days after the closing of the Offering to purchase up to an additional 199,999 Units at the public offering price of the Units, less the underwriting discounts and commissions (“Over-Allotment Units”). The Company is conducting the Offering pursuant to the Company’s registration statement on Form S-1 (File No. 333-233586), as amended (the “Registration Statement”), which was declared effective by the U.S. Securities and Exchange Commission on February 16, 2021. The Company expects to receive approximately $6.79m in net proceeds from the Offering after deducting the discounts, commissions and other estimated offering expenses payable by the Company assuming the over-allotment option is not granted. The Company expects to use the net proceeds from the Offering for working capital and general corporate purposes, which include, but are not limited to, inventory production and marketing for the Company’s subsidiary, Gaucho Group, Inc., costs of this Offering, operating expenses and working capital.

Pursuant to the Underwriting Agreement, the Company has agreed to an 8% underwriting discount on the gross proceeds received by the Company for the Units in addition to reimbursement of certain expenses, and has agreed to issue Kingswood a common stock purchase warrant exercisable for up to 15,333 shares of Common Stock at $7.50 per share, which is equal to 125% of the public offering price of Units, and which is exercisable for a five-year period commencing 180 days following the commencement of sales of the securities registered on the Registration Statement (the “Underwriters’ Warrant”). Pursuant to the Underwriting Agreement, the Company has also agreed that neither it nor its subsidiaries will effect subsequent equity sales from the date of such agreement until 135 days after the closing date of the Offering other than with Kingswood. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify Kingswood against certain liabilities, including liabilities under the Securities Act, or contribute to payments Kingswood may be required to make because of any of those liabilities. Additionally, pursuant to the Underwriting Agreement, the Company, its directors and officers and a 5% or greater stockholder entered into lock-up agreements with Kingswood, pursuant to which the Company and such individuals have agreed, for a period of 360 days after the closing of the Offering (with respect to the 5% or greater shareholder, 180 days), not to transfer their shares of Common Stock or Common Stock equivalents, subject to certain exceptions.

The closing of the Offering is expected to occur on February 19, 2021, subject to customary closing conditions. In connection with the Offering, the Company uplisted its Common Stock on the Nasdaq Capital Market (“Nasdaq”) effective as of February 16, 2021, and the Common Stock commenced trading on Nasdaq effective as of February 17, 2021 under the symbol “VINO”.

The foregoing descriptions of the Underwriting Agreement and Underwriters’ Warrant is a summary of the material terms thereof, do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Underwriting Agreement and the form of Underwriters’ Warrant, which are filed with this Current Report on Form 8-K as Exhibits 1.1 and 4.1, respectively.

Item 3.03 Material Modification to Rights of Security Holders.

Effective February 16, 2021, as a result of the listing of the Common Stock on Nasdaq, all outstanding shares of Series B Convertible Preferred Stock (the “Series B Shares”) of the Company were converted into shares of Common Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2021, concurrent with the listing of the Common Stock on Nasdaq, Marc Dumont and Edie Rodriguez became members of the Board of Directors of the Company. Both Mr. Dumont and Ms. Rodriguez were appointed as Class I Directors and their terms expire as of the Company’s annual meeting held in 2022.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 16, 2021 at 4:30 p.m. Eastern Time, the Company filed an Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware to effect a reverse stock split of the Common Stock at a ratio of 15-for-1 (the “Reverse Split”).

There shall be no fractional shares issued as a result of the Reverse Split. All fractional shares as a result of the Reverse Split will be rounded up to the nearest whole number. The total number of the Company’s authorized shares of Common Stock or preferred stock shall not be affected by the foregoing. As a result, after giving effect to the Reverse Split, the Company will remain authorized to issue a total of 150,000,000 shares of Common Stock.

The foregoing description of the Certificate of Incorporation is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Incorporation, which is filed with this report as Exhibit 3.1 and herein incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated February 16, 2021.

3.1	Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State effective February 16, 2021.

4.1	Underwriters’ Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 18th day of February, 2021.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO